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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------



                            LAMAR ADVERTISING COMPANY
                            -------------------------
             (Exact name of Registrant as Specified in its Charter)


              DELAWARE                                72-1205791
              --------                                ----------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


               5551 CORPORATE BLVD., BATON ROUGE, LOUISIANA     70808
               --------------------------------------------     -----
               (Address of Principal Executive Offices)       (Zip Code)



                           ---------------------------

   If this Form relates to the registration of a        If this Form relates to the registration of a class
   class of debt securities and is effective upon       of debt securities and is to become effective
   filing pursuant to General Instruction A(c)(1)       simultaneously with the effectiveness of a
   please check the following box. [ ]                  concurrent registration statement under the
                                                        Securities Act of 1933 pursuant to General
                                                        Instruction A(c)(2) please check the following
                                                        box. [X]



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------

    SENIOR SUBORDINATED NOTES DUE 2006          NEW YORK STOCK EXCHANGE
    -------------------------------------       -----------------------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                                       NONE
                                                 ----------------
                                                 (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The material set forth in the section captioned "Description of Notes" in Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-14789), filed with the Securities and Exchange Commission on October 31, 1996, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. Amended and Restated Certificate of Incorporation of the Registrant. Filed as
Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-05479) and incorporated herein by reference.

2. By-Laws of the Registrant, as amended. Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-05479) and incorporated herein by reference.

3. Form of the Registrant's Senior Subordinated Note due 2006. To be filed as
Exhibit 4.11 to an amendment to the Registrant's Registration Statement on Form S-3 (File No. 333-14789). Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

4. Form of Indenture dated as of November ___, 1996 between the Registrant and the State Street Bank and Trust Company relating to the Registrant's Senior Subordinated Notes due 2006. To be filed as Exhibit 4.9 to an amendment to the Registrant's Registration Statement on Form S-3 (File No. 333-14789). Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.



                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               LAMAR ADVERTISING COMPANY



Date:  November 4, 1996                        By: /s/ Kevin P. Reilly, Jr.
                                                   ------------------------
                                               Name:  Kevin P. Reilly, Jr.
                                               Title: President


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